UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	January 24, 2018
BLOX, INC.
(Exact name of registrant as specified in its charter)
Nevada	000-53565	20-8530914
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
#202, 5626 Larch Street, Vancouver, British Columbia	V6M 4E1
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code	(604) 696-4236
N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ❑

Item 8.01	Other Events.

Blox, Inc. (the “Company”) provided an exploration update from its Mansounia Gold Project (“MGP”) in Guinea, West Africa, the highlights of which included sampling of oxidized outcrops at South-Central Mansounia at the Mansounia Gold Project in Guinea returned significant results, including:

•

Man002

0.98g/t in weathered breccia

•

Man003

3.04g/t in weathered granitoid

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Man007

0.49g/t in intensely weathered breccia

•

Man012

1.03g/t in weathered brecciated granitoid with iron-oxide rich quartz veins

Plans are underway to undertake auger drilling to the south of the currently drilled Mansounia resource, over the region where the above outcrop samples were taken. Reverse circulation (RC) and Aircore drilling is planned, based on the results of the auger geochemical sampling program.

Independent geological consulting group, Scott-Taylor Ltd., was engaged by the Company to undertake a thorough site visit as part of the process of further examining the economic potential of the property.  Scott-Taylor Ltd. undertook a field visit to the MGP to focus on areas where significant outcrops exist, in addition to the verification of collar locations for selected previously drilled RC and Diamond holes. Refer to Figure 1 in the attached Exhibit 99.1 for the project location in Guinea.

The deep weathering and extensive lateritic cover has resulted in limited outcrop of Birimian lithologies within the project area.  Reconnaissance mapping located outcrops of weathered brecciated granitoid, volcanosedimentary and metasedimentary lithologies. A number of outcrops with extensive quartz veining were identified, particularly within the brecciated granitoid and were sampled.

Previous structural analysis has identified a number of target areas for further exploration.

In total, 15 samples were collected for assays during the field visit. Four samples returned gold grades from 0.49g/t to 3.04g/t as shown in Table 1 of Exhibit 99.1.

The most encouraging aspect of the assay results from the outcrop samples is the fact that these samples are located approximately five kilometers south of the Mansounia resource area and indicate that gold mineralization occurs to the south of the currently identified Mansounia deposit. These outcrop sampling assays are very encouraging and warrant further exploration to unlock the full potential of the Mansounia license area.

A program to commence auger drilling to the south of the currently drilled Mansounia resource, including the area where the rock chip samples were collected, is scheduled for the first quarter of 2018.  In the event of positive results from the auger drilling program, it is anticipated that RC and Aircore drilling will then be carried out to follow up any identified geochemical anomalies identified by the auger drilling program.

Item 9.01	Financial Statements and Exhibits
99.1	News Release dated January 24, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLOX, INC.
/s/ Ronald Renne
Ronald Renne
Chairman
Date: January 24, 2018

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